Exhibit 10.3

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made by and between Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”) and [—] (the “Grantee”), dated as of the [—] day of April, 2013.

WHEREAS, the Company maintains the Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan); and

WHEREAS, the Grantee is an Eligible Person; and

WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to grant Restricted Stock to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of Restricted Stock.

The Company hereby grants the Grantee [—] Shares of Restricted Stock of the Company, subject to the terms and conditions of this Agreement and further subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent the terms or conditions in this Agreement conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern.

2.	Restrictions and Conditions.

The Restricted Stock awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:

(a)	Subject to clauses (c), (d), (e), (f) and (g) below, the period of restriction with respect to Shares granted hereunder (the “Restriction Period”) shall begin on the date hereof and lapse, if and as service continues, with respect to one-fourth of the Shares granted hereunder, on each of the first four anniversaries of the date hereof.

(b)	Except as provided in the foregoing clause (a), below in this clause (b) or in the Plan, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive dividends. Unless otherwise provided by the Committee, the Grantee shall be entitled to receive any cash dividends on any shares of Restricted Stock (whether or not then subject to restrictions) which have not been forfeited if and when dividends are paid to holders of Company common stock generally. Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(c)	Subject to clauses (d) and (e) below, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause or by the Grantee for any reason other than his or her death, Disability or for Good Reason (each term as defined in the Grantee’s employment agreement), during the Restriction Period, then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

(d)	In the event the Grantee has a Termination of Service on account of death or Disability or the Grantee has a Termination of Service by the Company and its Subsidiaries for any reason other than for Cause or by the Grantee for Good Reason or as a result of the Company’s non-renewal of the Grantee’s employment agreement, during the Restriction Period, then the Restriction Period will immediately lapse on all Restricted Stock granted to the Grantee hereunder.

(e)	In the event of a Change in Control (regardless of whether a termination follows thereafter), during the Restriction Period, then the Restriction Period will immediately lapse on all Restricted Stock granted to the Grantee hereunder.

(f)	Notwithstanding any other provision hereof, if the Grantee is a party to an effective employment agreement with the Company from time to time, then the applicable period of forfeiture shall also end if and as may be otherwise required by such employment agreement; and nothing herein shall limit any rights the Grantee may otherwise have under such employment agreement.

(g)	Termination of Service as an employee shall not be treated as a termination of employment for purposes of this Paragraph 2 if the Grantee continues without interruption to serve thereafter as an officer or director of the Company or in such other capacity as determined by the Committee (or if no Committee is appointed, the Board), and the termination of such successor service shall be treated as the applicable termination.

3.	Miscellaneous.

(a)	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)

The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may in good faith interpret this Agreement and the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Board who are individuals who served as Board members before the Change in Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee in accordance with the foregoing provisions of this Paragraph 3(b) shall be final and binding upon all persons.

(c)	All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Committee; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 3(c).

(d)	Without limiting the Grantee’s rights as may otherwise be applicable in the event of a Change in Control, if the Company shall be consolidated or merged with another corporation or other entity, the Grantee may be required to deposit with the successor corporation any certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with the Plan, and such stock, securities or other property shall become subject to the restrictions and requirements imposed under this Agreement and the Plan, and the certificates therefor or other evidence shall bear a legend similar in form and substance to the legend set forth in the Plan.

(e)	Unless otherwise provided by the Committee, any shares or other securities distributed to the Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by this Agreement and the Plan, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in the Plan.

(f)	The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(g)	The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

(h)	Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s employment or other service at any time. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Service as provided in this Agreement or under the Plan.

(i)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(j)	This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(k)	Except as otherwise provided in the Plan, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:

Name:

Title:

[GRANTEE]